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                                 FORM 8-A
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
            12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934


                          MAKEPEACE CAPITAL CORP.
               (Exact name of registrant as specified in its charter)

         Texas                               84-1472120
   (State of incorporation                (I.R.S. Employee
        or organization)               (Indentification No.)

1660 South Albion Street, #723, Denver, Colorado                 80222
  (Address of principal executive offices)                     (Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS              NAME OF EACH EXCHANGE ON
WHICH TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED

      NONE                                NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-63015.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.001 par value

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Securities" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-63015) filed with the Securities and Exchange Commission on September 8, 1998, as subsequently amended on September 15, 1998, November 24, 1998 and January 15, 1999.

Item 2.    EXHIBITS DESCRIPTION

3.1 Certificate of Incorporation, as amended(1)
3.2 Bylaws(1)
4.1 Form of Common Stock Certificate(1)

(1) Incorporated by reference to the Exhibits of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-63015) filed with the Securities and Exchange Commission on September 8, 1998, as subsequently amended on September 15, 1998, November 24, 1998 and January 15, 1999.


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                     SIGNATURES

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 15, 1999

Makepeace Capital Corp.

By: /s/ W. Ross C. Corace
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     W. Ross C. Corace,
     Chairman of the Board and Chief Executive Officer